Exhibit 10.17

Execution Version

FOURTH AMENDMENT, dated as of February 28, 2007 (this “Amendment”), to the Credit Agreement dated as of November 30, 2004 (as heretofore amended, supplemented, or otherwise modified, the “Credit Agreement”) among NEENAH PAPER, INC., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto, the lenders party thereto (the “Lenders”),  JPMORGAN CHASE BANK, N.A., as agent for the Lenders (in such capacity, the “Agent”), and J.P. Morgan Securities Inc., as the exclusive arranger and sole bookrunner (“Book-Runner”).

The Credit Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement.  The Lenders party hereto are willing to amend the Credit Agreement as set forth herein on the terms and subject to the conditions set forth herein.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, including after giving effect to the amendments set forth in this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to Section 1.1 of the Credit Agreement.  Upon effectiveness of this Amendment in accordance with Section 19 hereof, Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           by deleting clause (b) of the definition of “Fixed Charge Coverage Ratio” and inserting the following in lieu thereof:

(b)           for any period ending after the FiberMark Acquisition Effective Date, the ratio of (i) EBITDA less (A) Capital Expenditures not funded by Indebtedness permitted by Section 7.1(m) or Section 7.1(c), less (B) loans, advances and Investments (other than the Pledged Inter-Company Loans so long as an Unpledged Inter-Company Loan in an equal amount is made substantially contemporaneously therewith) made to Persons that are not Credit Parties, less (C) cash payments of federal, state, provincial and local income or franchise taxes, plus (D) principal and interest payments paid in cash on the Pledged Inter-Company Note, plus (E) Cash Dividends and other distributions with respect to Stock held by a Credit Party to the extent received in cash by a Credit Party from any Person that is not a Credit Party, plus (F) the Fox Paper Initial Cash Restructuring Charges, to (ii) the sum of (A) cash Interest Expense, plus

(B) Scheduled Principal Payments, plus (C) Cash Dividends, plus (D) the Terrace Bay Excess Cash Closure Costs.

(b)           by deleting the word “and” at the end clause (l) of the definition of “Net Income”, and inserting a new clause (n) which shall read in full as follows:

; and (n) with respect to the Credit Parties, any non-cash non-recurring charges or other non-cash costs, expenses or liabilities (determined in accordance with GAAP and as reflected in the Company’s financial statements produced from time to time pursuant to Section 6.3(a) and (b)) incurred during the eight (8) fiscal quarters commencing with and including the fiscal quarter in which the Fox Paper Merger Effective Date occurs related to the restructuring, closure or Disposition of Fox PP&E acquired on the Fox Merger Effective Date as part of the Fox Merger.

(c)           by deleting the last sentence of the definition of “Total Commitment” and inserting the following in lieu thereof:

As of the Fourth Amendment Effective Date, the Total Commitment is $180,000,000.

(d)           by adding the following new definitions in their appropriate alphabetical order:

Fourth Amendment shall mean that certain Fourth Amendment dated as of February 28, 2007 by and among the Borrowers, the Guarantors, the Agent and the Lenders pursuant to which the Agreement was amended.

Fourth Amendment Effective Date shall mean February 28, 2007.

Fox shall mean Fox Valley Corporation, a Delaware corporation, which, subject to delivery of notices required under the Loan Documents, will change its name within 120 days after the Fox Merger Effective Date to “Neenah Paper FVC, Inc.”.

Fox Merger shall mean the merger of NP MergeCo with and into Fox pursuant to the Fox Merger Agreement.

Fox Merger Effective Date shall mean the date on which the Fox Merger is consummated pursuant to the Fox Merger Agreement.

Fox Merger Agreement shall mean that certain Agreement and Plan of Merger dated as of February 5, 2007, by and between the Parent, Fox and the Fox Subsidiaries, as the same may be amended from time to time.

Fox Paper Initial Cash Restructuring Charges shall mean the first $4,000,000.00 of non-recurring cash charges, costs, liabilities and expenses payable in cash and incurred following the Fox Merger Effective Date with respect to the restructuring of operations of Fox and the Fox Subsidiaries, provided, that (a) such amounts, if any, must be incurred during the period of five (5) fiscal quarters commencing with and including the fiscal quarter in which the Fox Paper Merger Effective Date occurs, and (b) such amounts are deducted as an expense in the calculation of Net Income and not otherwise added back in the calculation of EBITDA.

Fox PP&E shall mean (a) the Fox Real Property, (b) all Equipment and fixtures owned or leased by Fox and the Fox Subsidiaries together with all accessions thereto and substitutions and replacements thereof and all spare parts used or useful for the maintenance or operation thereof (whether or not such spare parts would be classified as “inventory” under the UCC), and (c) all proceeds of the Property described in (a) and (b) preceding.

Fox PP&E Financing Documents shall mean documents, instruments and agreements entered into by any Credit Party with or in favor of any financing source providing Indebtedness permitted pursuant to Section 7.1(n) or any permitted refinancing thereof.

Fox Real Property means all real Property and interests in real Property owned or leased by Fox or any Fox Subsidiary on the Fox Merger Effective Date, including, without limitation, the Real Property described in Exhibits A to the Fourth Amendment, together with all improvements thereon whether existing on the date hereof of thereafter constructed.

Fox Subsidiaries shall mean (a) Fox River Paper Company, LLC, a Delaware limited liability company, which, subject to delivery of notices required under the Loan Documents, will change its name within 120 days after the Fox Merger Effective Date to “Neenah Paper FR, LLC”, and (b) AF/CPS Holding Corporation, a Delaware corporation, collectively.  AF/CPS Holding Corporation shall be merged with and into Fox on or about the Fox Merger Effective Date, with Fox being the surviving corporation.

NP MergeCo shall mean Neenah Paper Bevo, Inc., a Delaware corporation and a wholly owned Subsidiary of the Parent.

SECTION 2.  Amendment to Section 5.17 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 5.17 of the Credit Agreement is hereby amended as follows:

(a)           by deleting the word “Each” at the beginning of clause (b) of Section 5.17 of the Credit Agreement, and by substituting in lieu thereof the phrase “Except as described in Schedule 5.17(b), each”;

(b)           by inserting the phrase “except as described in Schedule 5.17(c)(ii),” at the end of clause (c)(ii) of Section 5.17 of the Credit Agreement; and

(c)           by deleting the word “No” at the beginning of clause (e) of Section 5.17 of the Credit Agreement, and by substituting in lieu thereof the phrase “Except as described in Schedule 5.17(e), no”.

SECTION 3.  Amendment to Section 6.1 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 19 hereof, Section 6.1 of the Credit Agreement is hereby amended by adding the following text at the end of such Section:

Notwithstanding the foregoing provisions of this Section 6.1, the Credit Parties shall not be required to comply with the requirements of clauses (a), (b) or (d) of this Section 6.1 with respect to any Properties (whether or not Mortgaged Properties) (i) at which operations shall have been permanently discontinued and (ii) to the extent the Board of Directors of the Parent shall have determined that the preservation and maintenance of such Properties and the rights, licenses and permits related to such Properties, as applicable, are no longer desirable in the conduct of the business of the Credit Parties and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders, or that the preservation or maintenance thereof is not necessary in connection with any transaction permitted under the Loan Documents. With respect to any Properties at which operations are permanently discontinued, the Credit Parties will take customary and prudent steps to secure such Properties from unauthorized Persons and to make or cause to be made repairs and replacements necessary to prevent the development of hazardous safety conditions at such Properties.

SECTION 4.  Amendment to Section 6.3 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 19 hereof:

(a)           clause (c) of Section 6.3 of the Credit Agreement is hereby deleted in its entirety and the following new clause (c) is substituted in lieu thereof:

(c)           as soon as available and in any event within thirty (30) days after the end of the month, Monthly Unaudited Financial Statements of the Credit Parties and their Subsidiaries; provided, however, that (i) except as provided in clause (ii) of this Section 6.3(c), such Monthly Unaudited Financial Statements for the months of January and February, 2007, shall be due as soon as available and in any event no later than forty-five (45) days after the end of each such respective calendar month, and (ii) the Monthly Unaudited Financial Statements for the first three months ending following the Fox Merger Effective Date shall be due as soon as available and in any event within sixty (60) days after the end of such calendar months;

(b)           clause (i) of Section 6.3 of the Credit Agreement is hereby deleted in its entirety and the following new clause (i) is substituted in lieu thereof:

(i)            as soon as available and in any event within fifteen (15) Business Days after the end of each calendar month, (A) a certificate setting forth the calculation of the Indenture Cap as of the end of such calendar month (in form and substance reasonably acceptable to the Agent), and (B) a Borrowing Base Compliance Certificate; provided, however, that such Borrowing Base Compliance Certificate for the months of January through May, 2007, shall be due as soon as available and in any event no later than thirty (30) days after the end of each such respective calendar month;

SECTION 5.  Amendment to Section 6.7 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 19 hereof, the proviso at the end of clause (b) of Section 6.7 of the Credit Agreement is hereby deleted in its entirety, and the following new proviso is substituted in lieu thereof:

provided, further, that from and after the permanent cessation of operations at any of their facilities (whether or not they are Mortgaged Properties) in accordance with Section 6.1, the Credit Parties will not be required to maintain property insurance with respect to the fixed assets comprising such facility unless such facilities are located on Eligible Real Property used in the computation of the Borrowing Base or such insurance is required by law, as determined by the Agent (the Credit Parties agreeing to provide not less than 5 Business Days’ advance notice to Administrative Agent prior to the effective date of any cancellation or non-renewal of such insurance).

SECTION 6.  Amendment to Section 6.9 of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 19 hereof, clause (e) of Section 6.9 of the Credit Agreement is hereby deleted in its entirety and the following new clause (e) is substituted in lieu thereof:

(e) for general corporate purposes of the Credit Parties in the ordinary course of business and to finance acquisitions permitted under Section 7.4;

SECTION 7.  Amendment to Section 6.13 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 6.13 of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.13 is substituted in lieu thereof:

6.13         End of Fiscal Year.  Cause each of its fiscal years and the fiscal years of each of its Subsidiaries to end on December 31st of the applicable year; provided, however, that the fiscal year end of the Fox Subsidiaries shall be March 31st as of the Fox Merger Effective Date and may remain as such until December 30, 2007, so long as by December 31, 2007, the fiscal year end of the Fox Subsidiaries shall be permanently changed to December 31st of each year.

SECTION 8.  Amendment to Section 6.10(c) of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), clause (c) of Section 6.10 of the Credit Agreement is hereby deleted in its entirety and the following new clause (c) is substituted in lieu thereof:

(c) each such Subsidiary (other than an Excluded Foreign Subsidiary) to grant to the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, a security interest (subject only to (i) Liens permitted under Section 7.2(e) as to Receivables, Inventory and Permitted Investment Securities, and (ii) Liens permitted under Section 7.2 as to all other Collateral existing as of the date of acquisition by any Credit Party or any other Subsidiary thereof of such newly acquired Subsidiary, if applicable) in all accounts, inventory, equipment, furniture, fixtures, chattel paper, documents, instruments, general intangibles and other tangible and intangible personal Property and all real Property owned at any time by such Subsidiary and all products and proceeds thereof (subject to similar exceptions as set forth in the Security Documents), provided, that the Fox PP&E shall be excluded from the requirements of this clause (c)(ii) to the extent the Credit Parties incur Indebtedness secured by the Fox PP&E permitted in accordance with Section 7.1(n), within ninety (90) days after the Fox Merger Effective Date (or such longer period as the Agent may agree to in writing in its sole discretion); and

SECTION 9.  Amendment to Section 6.15 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 6.15 of the Credit Agreement is hereby amended to add a new clause (c) thereto which shall read in full as follows:

(c)           Notwithstanding anything contained in clauses (a) or (b) of this Section 6.15, so long as any Indebtedness permitted pursuant to Section 7.1(n) remains outstanding (including any permitted refinancing thereof), such clauses (a) and (b) shall not apply to any Receivables arising from the sale or other disposition of the Fox PP&E or any cash proceeds thereof.

SECTION 10.  Amendment to Section 6.20(b) of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 19 hereof, the introductory paragraph of clause (b) of Section 6.20 of the Credit Agreement is hereby deleted in its entirety and the following new introductory paragraph is substituted in lieu thereof:

From and after the Closing Date, in the event that (i) any Credit Party acquires any Material Leasehold Property or any fee interest in any Real Property Asset, or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become a Borrower or Guarantor), such Person owns or holds any fee interest in any Real Property Asset, excluding (1) any such Real Property Asset the encumbering of which requires the consent of any then-existing senior lienholder, where the Credit Parties are unable to obtain such senior lienholder’s consent and (2) the Fox Real Property provided, that the Fox Real Property shall only be excluded from the requirements of this Section 6.20(b) to the extent the Credit Parties incur Indebtedness secured by the Fox PP&E permitted in accordance with Section 7.1(n) (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), such Credit Party shall deliver to the Agent (or the Canadian Collateral Agent, as applicable), as soon as reasonably practicable after such Person acquires such Additional Mortgaged Property, the following (subject to Section 6.20(c)):

SECTION 11.  Amendment to Section 7.1 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 7.1 of the Credit Agreement shall be amended to:

(a)           delete clause (j) of Section 7.1 of the Credit Agreement and inserting the following in lieu thereof

(j)            Refinancing Indebtedness, to the extent the same relates to any Indebtedness permitted by Sections 7.1(c), 7.1(d) and 7.1(n) hereof;

(b)           delete the word “and” at the end of clause (m) of Section 7.1 of the Credit Agreement, to re-designate clause (n) of Section 7.1 of the Credit Agreement as clause (o) thereof, and to insert a new clause (n) which shall read in full as follows:

(n)           Indebtedness secured by Liens on the Fox PP&E permitted pursuant to Section 7.2(r), provided, that (i) such Indebtedness is not incurred prior to, or more than ninety (90) days (or such longer period as the Agent may agree to in writing in its sole discretion) after, the Fox Merger Effective Date, (ii) such Indebtedness does not exceed $30,000,000, and (iii) such Indebtedness is (1) in the form of a term loan, and (2) not secured by any assets of any Loan Party other than the Fox PP&E; and

SECTION 12.  Amendment to Section 7.2 of the Credit Agreement. Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 7.2 of the Credit Agreement shall be amended to delete the word “and” at the end of clause (p) of Section 7.2 of the Credit Agreement, to delete the period at the end of clause (q) thereof and insert in place thereof “; and”, and to insert a new clause (r) which shall read in full as follows:

(r)            Liens upon the Fox PP&E to secure Indebtedness permitted pursuant to Section 7.1(n) hereof; provided, that such Liens shall not attach to any Property other than the Fox PP&E; and

SECTION 13.  Amendment to Section 7.4 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 7.4 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.4 is substituted in lieu thereof:

7.4           Mergers, Consolidations and Dispositions and Acquisitions of Assets.  In any single transaction or series of related transactions, directly or indirectly:

(a)           Wind up its affairs, liquidate or dissolve;

(b)           Be a party to any merger or consolidation;

(c)           (i) Sell, convey, lease, transfer or otherwise dispose of all or any portion of the Property (except for the sale of Inventory in the ordinary course of business) of any Credit Party, or agree to take any such action, or (ii) permit any Offshore Entity to sell, convey, lease, transfer or otherwise dispose of all or any substantial portion of the Property (except for the sale of Inventory in the ordinary course of business) of such Offshore Entity, or permit any Offshore Entity to agree to take any such action;

(d)           Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or of any Offshore Entity or any Indebtedness or obligations of any character of any of its Subsidiaries or of any Offshore Entity, or permit any such Subsidiary or Offshore Entity to do so with respect to any Stock of any other subsidiary or any Indebtedness or obligations of any character of any Credit Party, any of their Subsidiaries or any Offshore Entity, or permit any of their Subsidiaries or any of the Offshore Entities to dissolve or liquidate, or to issue any additional Stock other than to the Credit Parties or, solely with respect to FiberMark’s subsidiaries, to FiberMark or one of its directly or indirectly wholly owned subsidiaries;

(e)           Take any board of director or shareholder action with a view toward dissolution, liquidation or termination; or

(f)            Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any shares of Stock of, or similar interest in, any Person;

provided, however that notwithstanding the foregoing, any of the following described actions may be undertaken, so long as no Default or Event of Default then exists or would exist immediately after giving effect to the applicable event:

(1)           any Subsidiary of any Credit Party may merge or consolidate with any Credit Party or any other Subsidiary of any Credit Party, provided, that if (i) one or more of the entities so merging or consolidating was a Borrower, and if the surviving entity is not yet a Borrower, such surviving entity must be a wholly-owned Domestic Subsidiary and such surviving entity shall simultaneously with such merger, execute and deliver to the Agent a Joinder Agreement with respect to this Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, and (ii) one or more of the entities so merging or consolidating was a Guarantor (and so long as none of the entities was a Borrower, in which event clause (A) shall apply), and if the surviving entity is not yet a Guarantor, such surviving entity must be a wholly-owned Canadian Subsidiary and such surviving entity shall simultaneously with such merger, execute and deliver to the Agent a Guaranty or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, provided, further, that notwithstanding anything set forth in this clause (1) above, from and for a period of 90 days after the Fox Merger Effective Date (or such longer period as the Agent may require in writing in its sole discretion in connection with the extension of the 90 day period set forth in Section 7.1(n)) and thereafter so long as Indebtedness secured by the Fox PP&E permitted pursuant to Section 7.1(n) (including any permitted refinancing thereof) is outstanding, except for the Fox Merger, neither Fox nor the Fox Subsidiaries may merge or consolidate with any Credit Party or any other Subsidiary of any Credit Party (other than with Fox or a Fox Subsidiary);

(2)           any of the Credit Parties’ Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party or any other wholly-owned Subsidiary of the Borrower, provided, that if (i) the entity selling, leasing, transferring or otherwise disposing of its assets is a Borrower, and if the entity to whom the sale, lease, transfer or other disposition was made is not a Borrower, such entity must be a wholly-owned Domestic Subsidiary and such entity shall simultaneously with such lease, transfer or disposition, execute and deliver to the Agent a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, and (ii) the entity selling, leasing, transferring or otherwise disposing of its assets is a Guarantor, and if the entity to whom the sale, lease, transfer or other disposition was made is not a Borrower or a Guarantor, such entity must be a wholly-owned Canadian Subsidiary and such entity shall simultaneously with such lease, transfer or disposition, execute and deliver to the Agent a Guaranty or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, provided, further, that notwithstanding anything set forth in this clause (2) above, from and for a period of 90 days after the Fox Merger Effective Date (or such longer period as the Agent may require in writing in its sole discretion in connection with the extension of the 90 day period set forth in
Section 7.1(n)) and thereafter so long as Indebtedness secured by the Fox PP&E permitted pursuant to Section 7.1(n) (including any permitted refinancing thereof) is outstanding, (A) the Credit Parties (other than Fox and the Fox Subsidiaries) may not sell, exchange, lease (other than an inter-company lease to Fox or a Fox Subsidiary in Proper Form), transfer or otherwise dispose of any Equipment or fixtures to Fox or the Fox Subsidiaries, and (B) neither Fox nor the Fox Subsidiaries may sell, exchange, lease (other than an inter-company lease to a Credit Party in Proper Form), transfer or otherwise dispose of any Equipment or fixtures to any Credit Party or any other Subsidiary of any Credit Party (other than to Fox or a Fox Subsidiary);

(3)           any Subsidiary may be dissolved or liquidated, so long as such dissolution or liquidation results in all assets of such Subsidiary being owned by a Credit Party or a wholly-owned Subsidiary; provided, that if (i) the entity dissolving or liquidating is a Borrower, and if the entity to whom all assets of such dissolving or liquidating entity are transferred is not yet a Borrower, such entity must be a wholly-owned Domestic Subsidiary and such entity shall simultaneously with such transfer execute and deliver to the Agent a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, and (ii) the entity dissolving or liquidating is a Guarantor, and if the entity to whom all assets of such dissolving or liquidating entity are transferred is not yet a Borrower or a Guarantor, such entity must be a wholly-owned Canadian Subsidiary and such entity shall simultaneously with such transfer execute and deliver to the Agent a Guaranty or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Agent, appropriately completed in Proper Form, provided, further, that notwithstanding anything set forth in this clause (3) above, from and for a period of 90 days after the Fox Merger Effective Date (or such longer period as the Agent may require in writing in its sole discretion in connection with the extension of the 90 day period set forth in Section 7.1(n)) and thereafter so long as Indebtedness secured by the Fox PP&E permitted pursuant to Section 7.1(n) (including any permitted refinancing thereof) is outstanding, Fox may not be dissolved or liquidated during such period;

(4)           any of the Credit Parties may (i) sell Inventory in the ordinary course of business, (ii) sell, exchange or otherwise dispose of Permitted Investment Securities in the ordinary course of business; (iii) terminate, surrender or sublease a lease of real Property in the ordinary course of business; (iv) sell equipment and fixtures that are obsolete, worn out or no longer needed in the business of the Credit Parties; (v) sell the Offered Timberland Properties for an aggregate amount of not less than $75,000,000 in cash consideration in a single or related series of transactions occurring substantially simultaneously on or prior to July 31, 2006; (vi) sell, exchange, lease, transfer or otherwise dispose of, in one or more transactions, the Property comprising, located at or used solely in connection with the Terrace Bay facility, as well as any or all of the apartment buildings, golf courses and other real property or personal property owned by Neenah Paper Company of Canada in or near Terrace Bay, Ontario (in each case for fair market value, giving due consideration to any diminution in value that may result from the closure of the Terrace Bay facility); (vii) terminate, assign or subcontract the rights and obligations of Parent relating solely to the Terrace Bay facility under the Pulp Supply Agreement (provided that the rights and obligations retained shall not be less favorable in any material respect to the Credit Parties than the rights and obligations which have historically benefited and been satisfied by the operations of the Credit Parties other than the operations of such Terrace Bay facility); (viii) sell, exchange, lease, transfer or otherwise dispose of (in each case for reasonably equivalent value) Timberland Properties in the Province of Nova Scotia, other than the Offered Timberland Properties and/or other real Property, (wherever located) having a fair market value not to exceed the sum of (1) $2,000,000 for all such transactions in the aggregate in any calendar year; plus (2) the excess (if any) of $2,000,000 over the amount of dispositions pursuant to this clause (viii) consummated in the immediately preceding calendar year; (ix) sell, exchange, lease, transfer or otherwise dispose (in each case for reasonably equivalent value) of Property of any Credit Party acquired after the Third Amendment Effective Date (either through direct asset purchase or as part of the acquisition of all or substantially all of the Stock of another Person) having a fair market value not to exceed $5,000,000 in the aggregate during any twelve month period; (x) so long as Indebtedness secured by the Fox PP&E permitted pursuant to Section 7.1(n) (including any permitted refinancing thereof) is outstanding, sell, exchange, lease, transfer or otherwise dispose of Fox PP&E to the extent permitted under the Fox PP&E Financing Documents provided, that the net proceeds thereof are applied to the retirement, redemption or repayment of such Indebtedness in accordance with the terms of the Fox PP&E Financing Documents; (xi) at any time there is no Indebtedness secured by the Fox PP&E outstanding, sell for fair and adequate consideration any Real Property Asset comprising the Fox Real Estate (1) on which the facilities located on such Real Property Asset have permanently ceased operations, and (2) which  is no longer needed in the business of the Credit Parties; and (xii) sell for fair and adequate consideration any other equipment and fixtures having a fair market value not to exceed $1,000,000 in the aggregate during the period from the Closing Date through the Termination Date; provided that, upon the occurrence and during the continuation of a Dominion Event, all net proceeds of any and all of the foregoing shall be paid to the Agent for application to outstanding Loans or other Obligations, to the extent then outstanding;

(5)           (i) to the extent any Collateral is sold or otherwise permanently disposed of as permitted by this Section 7.4, such Collateral shall be sold or otherwise disposed of free and clear of the Liens of the Security Documents and the Agent (or the Canadian Collateral Agent, as applicable) shall take such actions, including executing and filing appropriate releases, as are appropriate in connection therewith, and no approval of any of Lenders shall be required therefor, and (ii) to the extent any Collateral is leased as permitted by this Section 7.4, the Parent or the applicable Credit Party may request that the Agent (or the Canadian Collateral Agent, as applicable) enter into a subordination, non-disturbance and attornment agreement in form and substance acceptable to the related lessee and to the Agent or the Canadian Collateral Agent, as applicable (and no approval of any of the Lenders shall be required therefor) and the Agent or the Canadian Collateral Agent may require the delivery of Security Documents, including without limitation, a collateral assignment of lease, in form and substance reasonably acceptable to it; and

(6)           the Credit Parties may purchase or otherwise acquire all or a substantial portion of the assets of one or more Persons, or any shares of Stock of, or similar interest in, any Person; provided, that, (i) such transaction or series of transactions is not otherwise prohibited hereunder, (ii) the Credit Parties comply with the requirements hereof, including without limitation Sections 6.19 and Section 6.20, in connection with such transaction or series of transactions, (iii) the aggregate purchase price (including merger consideration, if applicable) paid by the Credit Parties in such transaction or series of transactions does not exceed $80,000,000 in any twelve month period or $150,000,000 in the aggregate, (iv) the Availability immediately after giving effect to the completion of any such transaction and any series of transactions shall not be less than $45,000,000 on a pro forma basis (and the Borrowers shall provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) which includes all consideration given in connection with such transaction or series of transactions as  having been paid in cash at the time of the initial completion of any such transaction or series of transactions, and (v) the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries (after giving effect to such transaction or series of transactions) shall be greater than 1.15 to 1.00 for the most recently completed four quarter period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner acceptable to the Agent) such transaction or series of transactions occurred on the first day of such applicable period; and

(7)           the Credit Parties shall be permitted to complete the FiberMark Acquisition on or prior to December 31, 2006 substantially in accordance with the FiberMark Purchase Agreement, as the same may be amended or otherwise modified from time to time; provided, that, any amendment or other modification to the FiberMark Purchase Agreement which are materially adverse to the Agent and the Lenders, as determined by the Agent in its sole discretion, shall require the prior written consent of the Agent and the Required Lenders; provided, further, that at the time of such FiberMark Acquisition and as a condition precedent thereto, each condition set forth on Exhibit D to the Third Amendment is satisfied (the date of completion of such FiberMark Acquisition, including, without limitation, the satisfaction of each condition precedent set forth on Exhibit D to the Third Amendment is referred to herein as the “FiberMark Acquisition Effective Date”.  With respect to any proposed amendment, modification or waiver to the FiberMark Purchase Agreement, the Parent shall notify and provide the Agent with a copy of such proposed amendment, modification or waiver prior to its execution and the Agent, acting alone, shall determine in its sole discretion whether such proposed amendment, modification or waiver is materially adverse to the Agent and the Lenders.

SECTION 14.  Amendment to Section 7.16 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Section 7.16 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.16 is substituted in lieu thereof:

7.16         Restrictive Agreements.  Other than as provided in this Agreement, the Senior Note Documents, the Additional Senior Note Documents (but only to the extent the conditions and restrictions in the Additional Senior Note Documents are no more restrictive than those restrictions and conditions in the Senior Note Documents) and the Fox PP&E Financing Documents (provided that any conditions and restrictions in the Fox PP&E Financing Documents relate solely to the Fox PP&E and do not relate to assets or properties of Fox or the Fox Subsidiaries, other than the Fox PP&E), directly or indirectly (a) agree to restrict or condition (i) the payment of any dividends or other distributions to any Credit Party; (ii) the payment of any Indebtedness owed to any Credit Party; (iii) the making of any loans or advances to any Credit Party; or (iv) the transfer of any of its properties or assets to any Credit Party, or (b) cause any Offshore Entity to agree to restrict or condition the payment of any dividends or other distributions to any Offshore Entity or to any Credit Party to the extent such condition or restrictions would prohibit the distribution of amounts necessary to pay the interest accruing on the Unpledged Inter-Company Loans.

SECTION 15.  Amendment to Section 7.18 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), clause (ii) of Section 7.18(a) of the Credit Agreement is hereby deleted in its entirety and the following new clause (ii) is substituted in lieu thereof:

(ii) unless such additional deposit accounts are Controlled Accounts; provided, that the requirement set forth in the foregoing clause (ii) shall be waived for a period of 30 days (or such longer period as the Agent may agree to in writing in its sole discretion) after the Fox Merger Effective Date with respect to all deposit accounts owned or established solely by Fox and the Fox Subsidiaries on or before the Fox Merger Effective Date;

SECTION 16.  Other Agreements and Amendment to Schedule 1.1A of the Credit Agreement.  Upon the effectiveness of this Amendment in accordance with Section 19 hereof, (a) the Total Commitment is increased by the amount of $15,000,000 such that the Total Commitment equals $180,000,000, (b) the Commitment of each Lender is set forth opposite its name on Schedule 1.1A attached to this Amendment, (c) Schedule 1.1A of the Credit Agreement shall be deleted in its entirety and Schedule 1.1A attached to this Amendment shall be substituted in lieu thereof, (d) the permitted future increase in the Total Commitment pursuant to Section 2.15 of the Credit Agreement equals $45,000,000, and (e) the notice required to be delivered by the Borrowers pursuant to Section 2.15(a) of the Credit Agreement is hereby waived with respect to the $15,000,000 increase in the Total Commitment being implemented concurrent with effectiveness of this Amendment.

SECTION 17.  Schedule 5.17 of the Credit Agreement.  Upon the Fox Merger Effective Date (provided that this Amendment has become effective in accordance with Section 19 hereof), Schedule 5.17 of the Credit Agreement shall be deleted in its entirety and Schedule 5.17 attached to this Amendment shall be substituted in lieu thereof.

SECTION 18.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to the Agent and each of the other Lender Parties that, as of the Effective Date (defined below):

(a)           the representations and warranties of the Credit Parties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Documents;

(b)           no Default has occurred and is continuing under the Credit Agreement; and

(c)           this Amendment has been duly executed and delivered by the Credit Parties and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 19.  Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

(a)           the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and all the Lenders;

(b)           the Agent shall have received payment of any and all fees owing in connection with this Amendment, including (a) an amendment fee in the amount of $5,000.00 for each Lender and (b) a commitment increase fee payable to each Lender whose Commitment is being increased pursuant to this Amendment in the amount of 7.5 basis points (0.075%) on the amount of such increase.

(c)           to the extent invoiced, the Lenders, the Agent and the Book-Runner shall have received payment or reimbursement of their out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Lenders, the Agent or the Book-Runner required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent;

(d)           the Borrowers shall have delivered to the Agent such certificates of authorized officers of the Borrowers and the Guarantors, certificates of Governmental Authorities, certified copies of the certificates of incorporation, formation, bylaws and operating agreements, as applicable, of the Borrowers and the Guarantors (or certified confirmation that no amendments, modifications or revisions have been to those previously certifies and delivered to the Agent, as applicable), certified copies of resolutions of the directors, managers or members, as applicable of the Borrowers and the Guarantors and such other documents, instruments and agreements as the Agent shall require to evidence the valid corporate existence and authority to conduct business of the Borrowers and the Guarantors and the due authorization, execution and delivery of this Amendment any other documents related to this Amendment and any other legal matters relating to the Borrowers, the Guarantors, any Subsidiary or the other Loan Documents by the Borrowers and/or the Guarantors, all in a form and substance reasonable satisfactory to the Agent and its counsel;

(e)           the Borrowers shall have delivered to the Agent a favorable opinion of Powell Goldstein LLP, counsel to the Borrowers and the Guarantors dated as of the Effective Date, addressed to the Agent and the Lenders and covering such matters in connection with the foregoing as the Agent or the Lenders may reasonably request, in a form and substance reasonably satisfactory to the Agent and its counsel;

(f)            the Borrowers shall have delivered to the Agent new duly completed and executed Revolving Credit Notes dated as the Effective Date for each Lender who has increased its Commitment pursuant to this Amendment, and in each case payable to the order of such Lender; and

(g)           the Borrowers shall have delivered to the Agent such other documents, instruments and agreements as the Agent may reasonably request in connection with the purposes of this Amendment, including, without limitation, an amendment to the Security Agreement (Personal Property) entered into by the Borrowers on the November 30, 2004, pursuant to which the Fox PP&E will be temporarily excluded from the Collateral to conform with the amendments set forth in this Amendment, all in form and substance reasonably satisfactory to the Agent and its counsel.

SECTION 20.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Agent or the other Lender Parties under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment shall apply and be effective with respect only to the matters expressly referred to herein, and nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement.

SECTION 21.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 22.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 23.  Costs and Expenses.  The Borrowers agree to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Agent actually incurred.

SECTION 24.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 25.  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 26.  No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Amendment.

SECTION 27.  Ratification of Guaranty.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the “Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment, and (b) the Loan Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations secured thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first written above.

NEENAH PAPER, INC.,
as a Borrower

By:
Name:
Title:

NEENAH PAPER MICHIGAN, INC.,
as a Borrower

By:
Name:
Title:

NPCC HOLDING COMPANY, LLC,
as a Borrower

By: Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC,
as a Borrower

By: Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER INTERNATIONAL, LLC,
as a Borrower

By: Neenah Paper, Inc., as its sole member

By:
Name:
Title:

NEENAH PAPER BEVO, INC., as a Borrower

By:
Name:
Title:

NEENAH PAPER COMPANY OF CANADA,
as a Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
individually and as Agent,

By:
Name:	Jeff A. Tompkins
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as Canadian Collateral Agent,

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT
DATED AS OF FEBRUARY 28, 2007 TO THE NEENAH
PAPER CREDIT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution: WELLS FARGO FOOTHILL, L.L.C.

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT
DATED AS OF FEBRUARY 28, 2007 TO THE NEENAH
PAPER CREDIT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution: BANK OF AMERICA, N.A.

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT
DATED AS OF FEBRUARY 28, 2007 TO THE NEENAH
PAPER CREDIT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution: THE CIT GROUP/BUSINESS CREDIT, INC.

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT
DATED AS OF FEBRUARY 28, 2007 TO THE NEENAH
PAPER CREDIT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution: CITIZENS BUSINESS CREDIT, a Division of
Citizens Leasing Corporation, a Rhode Island
Corporation, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT
DATED AS OF FEBRUARY 28, 2007 TO THE NEENAH
PAPER CREDIT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution: UBS AG, STAMFORD BRANCH

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT
DATED AS OF FEBRUARY 28, 2007 TO THE NEENAH
PAPER CREDIT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

To approve this Amendment:

Name of
Institution:	GOLDMAN SACHS CREDIT PARTNERS
L.P.

By:
Name:
Title: